EXHIBIT 99.1

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                                 CD RADIO INC.,

                         APOLLO INVESTMENT FUND IV, L.P.

                                       and

                        APOLLO OVERSEAS PARTNERS IV, L.P.

                            Dated: November 13, 1998


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                               TABLE OF CONTENTS

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       ARTICLE 1

               DEFINITIONS.....................................................1
               1.1           Definitions.......................................1

       ARTICLE 2

               PURCHASE AND SALE OF SECURITIES.................................7
               2.1           Purchase and Sale of Securities...................7
               2.2           Certificates of Designation.......................7
               2.3           Closing...........................................7
               2.4           Option............................................8

       ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................9
               3.1           Corporate Existence and Power.....................9
               3.2           Subsidiaries......................................9
               3.3           Corporate Authorization; No Contravention.........9
               3.4           Governmental Authorization; Third Party Consents.10
               3.5           Binding Effect...................................10
               3.6           Capitalization of the Company....................10
               3.7           SEC Filings; Financial Statements................11
               3.8           Absence of Certain Developments..................11
               3.9           Compliance with Laws.............................12
               3.10          Licenses.........................................12
               3.11          Litigation.......................................12
               3.12          Intellectual Property............................12
               3.13          Private Offering.................................12
               3.14          Rights Agreement.................................13
               3.15          Board Approval; Delaware GCL 203;
                             Stockholder Approval.............................13

       ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...............14
               4.1           Existence and Power..............................14
               4.2           Authorization; No Contravention..................14
               4.3           Governmental Authorization; Third Party Consents.14
               4.4           Binding Effect...................................14
               4.5           Purchase for Own Account.........................14
               4.6           Sufficient Funds.................................15

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       ARTICLE 5

               COVENANTS OF THE COMPANY.......................................15
               5.1           Conduct of Business..............................15
               5.2           Indemnification of Brokerage.....................15
               5.3           Rule 144.........................................16
               5.4           Stockholder Approval.............................16
               5.5           Rights Agreement and Board Approval..............16
               5.6           Convertible Debt Indenture.......................16

       ARTICLE 6

               COVENANTS OF THE PURCHASER.....................................17
               6.1           Indemnification of Brokerage.....................17
               6.2           Lock-Up Agreement................................17
               6.3           Short Sales and Derivatives......................18
               6.4           Convertible Debt Indenture.......................18

       ARTICLE 7

               CONDITIONS PRECEDENT TO THE OBLIGATION
               OF THE PURCHASERS TO CLOSE.....................................18
               7.1           Representations and Covenants....................18
               7.2           Consents and Approvals...........................19
               7.3           Filing of Certificates of Designation............19
               7.4           Opinion of Counsel to the Company................19
               7.5           HSR Act..........................................19
               7.6           No Claims........................................19

       ARTICLE 8

               CONDITIONS PRECEDENT TO THE OBLIGATION
               OF THE COMPANY TO CLOSE........................................19
               8.1           Representations and Covenants....................20
               8.2           Consents and Approvals...........................20
               8.3           HSR Act..........................................20
               8.4           No Claims........................................20

      ARTICLE 9

               REGISTRATION RIGHTS............................................20
               9.1           Requested Registration...........................20

                                       ii
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               9.2           Company Registration.............................22
               9.3           Transferability..................................23
               9.4           Expenses of Registration.........................23
               9.5           Registration Procedures..........................23
               9.6           Indemnification..................................25

      ARTICLE 10

               TERMINATION OF AGREEMENT.......................................27
               10.1          Termination......................................27
               10.2          Survival After Termination.......................28

      ARTICLE 11

               MISCELLANEOUS..................................................28
               11.1          HSR Approval.....................................28
               11.2          Expenses.........................................28
               11.3          Notices..........................................28
               11.4          Successors and Assigns...........................29
               11.5          Amendment and Waiver.............................30
               11.6          Counterparts.....................................30
               11.7          Headings.........................................30
               11.8          GOVERNING LAW....................................30
               11.9          Severability.....................................30
               11.10         Entire Agreement.................................30
               11.11         Further Assurances...............................31
               11.12         Public Announcements.............................31


SCHEDULE 3.2      Subsidiaries of the Company

SCHEDULE 3.4      Required Consents

EXHIBIT A         Form of Certificate of Designation of
                  9.2% Series A Junior Cumulative Convertible Preferred Stock

EXHIBIT B         Form of Certificate of Designation of
                  9.2% Series B Junior Cumulative Convertible Preferred Stock

EXHIBIT C         Form of Opinion of Counsel to the Company

                                       iii
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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of November 13, 1998 (this "Agreement"), by and among CD RADIO INC., a Delaware corporation (the "Company"), and APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV") and APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands limited partnership ("AOP IV," and together with AIF IV, and including their respective successors and permitted assigns, the "Purchasers").

         WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to buy, for an aggregate purchase price of One Hundred Thirty-Five Million Dollars ($135,000,000), 1,350,000 shares of 9.2% Series A Junior Cumulative Convertible Preferred Stock, par value $.001 per share, of the Company;

         WHEREAS, the Company wishes to acquire from the Purchasers, and the Purchasers wish to grant to the Company, an option to require the Purchasers to purchase an aggregate of 650,000 shares of 9.2% Series B Junior Cumulative Convertible Preferred Stock, par value $.001 per share, of the Company on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Person specified.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "AIF IV" has the meaning assigned to such term in the preamble.

         "Allocation Notice" has the meaning assigned to such term in Section 2.3(b).
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         "AOP IV" has the meaning assigned to such term in the preamble.

         "Beneficial Owner" shall mean a Person who beneficially owns any securities within the meaning of Rule 13d-3 under the Exchange Act, and "beneficially owned" and "beneficial ownership" shall have correlative meanings.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

         "Broker" has the meaning assigned to such term in Section 5.2.

         "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

         "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

         "Claims" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

         "Closing" has the meaning assigned to such term in Section 2.3.

         "Closing Date" has the meaning assigned to such term in Section 2.3.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the Common Stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "Company Options" has the meaning assigned to such term in Section 3.6.

         "Contemplated Transactions" means the transactions contemplated by this Agreement, including without limitation the purchase and sale of the Series A Preferred Stock and, if applicable, the Series B Preferred Stock.

         "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.
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         "Control" (including the terms "controlling," "controlled by" and
"under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Delaware GCL" means the Delaware General Corporation Law.

         "Demand Notice" has the meaning assigned to such term in Section
9.1(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Exercising Holder" has the meaning assigned to such term in Section 9.1(d).

         "Existing Plans" has the meaning assigned to such term in Section 3.6.

         "FCC" has the meaning assigned to such term in Section 2.4(c)(i).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

         "Holder" means a holder of shares of Series A Preferred Stock, shares of Series B Preferred Stock, Series A Registrable Securities or Series B Registrable Securities.

         "Intellectual Property" has the meaning assigned to such term in
Section 3.12.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

         "Lock-up Period" has the meaning assigned to such term in Section 6.2.
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         "Lock-up Request" has the meaning assigned to such term in Section 6.2.

         "Loral" means Loral Space & Communications, Ltd., a Bermuda corporation.

         "Material Adverse Effect" has the meaning assigned to such term in
Section 3.8.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Offering" has the meaning assigned to such term in Section 6.2.

         "Option" has the meaning assigned to such term in Section 2.4(a).

         "Option Allocation Notice" has the meaning assigned to such term in
Section 2.4(a).

         "Option Closing" has the meaning assigned to such term in Section
2.4(b).

         "Option Closing Date" has the meaning assigned to such term in Section 2.4(a).

         "Option Notice" has the meaning assigned to such term in Section
2.4(a).

         "Option Shares" has the meaning assigned to such term in Section
2.4(a).

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Purchased Shares" has the meaning assigned to such term in Section
2.1.
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                                                                               5


         "Registrable Securities" has the meaning assigned to such term in
Section 9.1(d).

         "Registration Expenses" means all expenses incurred by the Company in compliance with Article 9, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration.

         "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Required Consents" has the meaning assigned to such term in Section
3.4.

         "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination (including, without limitation, those related to taxes) of an arbitrator or a court or other Governmental Authority or of the NASD or the Nasdaq National Market or any national securities exchange on which the Common Stock is listed or admitted to trading, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

         "Rights Agreement" has the meaning assigned to such term in Section 3.14(a).

         "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since December 31, 1997.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Seller's Fee" has the meaning assigned to such term in Section 5.2.
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         "Series A Preferred Stock" means the Company's 9.2% Series A Junior
Cumulative Convertible Preferred Stock, par value $.001 per share, established by the filing of the Certificate of Designations thereof in the form attached hereto as Exhibit A in the Office of the Secretary of State of Delaware.

         "Series A Registrable Securities" shall mean the shares of Common Stock into which shares of Series A Preferred Stock issued hereunder may be converted and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, until, in the case of any such share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) in the opinion of outside counsel to the Company, it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public by the holder thereof pursuant to Rule 144; provided, however, that for purposes of Article 9 and Article 6, during the period in which disposition of such Purchased Shares would violate the terms of a lock-up agreement, Series A Registrable Securities shall not include any shares of Common Stock into which shares of Series A Preferred Stock that are subject to such lock-up agreement may be converted.

         "Series B Preferred Stock" means the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock, par value $.001 per share, established by the filing of the Certificate of Designations thereof in the form attached hereto as Exhibit B in the Office of the Secretary of State of Delaware.

         "Series B Registrable Securities" shall mean the shares of Common Stock into which shares of Series B Preferred Stock issued hereunder may be converted and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, until, in the case of any such share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) in the opinion of outside counsel to the Company, it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public by the holder thereof pursuant to Rule 144; provided, however, that for purposes of Article 9 and Article 6, during the period in which disposition of such Option Shares would violate the terms of a lock-up agreement, Series B Registrable Securities shall not include any shares of Common Stock into which shares of Series B Preferred Stock that are subject to such lock-up agreement may be converted.

         "Series C Preferred Stock" means the Company's 10 1/2% Series C Convertible Preferred Stock, par value $.001 per share.

         "Series C Warrants" has the meaning assigned to such term in Section
3.6.
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         "Subsidiary" means in respect of any Person any other Person which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

         "Termination Date" has the meaning assigned to such term in Section 10.1(a).

         "Transfer" means any sale, assignment, hypothecation, transfer or other disposition. "Transferor" and "Transferee" shall have correlative meanings.


                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

         2.1 Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company agrees to sell to the Purchasers, and the Purchasers agree collectively to purchase from the Company, on the Closing Date, an aggregate of 1,350,000 shares of Series A Preferred Stock for the aggregate purchase price of $135,000,000 (all of the shares of Series A Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

         2.2 Certificates of Designation. The Series A Preferred Stock shall have the powers, rights and preferences set forth in the form of Certificate of Designation thereof attached hereto as Exhibit A. The Series B Preferred Stock shall have the powers, rights and preferences set forth in the form of the Certificate of Designation thereof attached hereto as Exhibit B.

         2.3 Closing. (a) The purchase and issuance of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., local time, on the fifth Business Day after the conditions to closing set forth in Articles 7 and 8 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such condition (the "Closing Date").

                  (b) Not less than two Business Days prior to the Closing, the Purchasers shall advise the Company in writing (the "Allocation Notice") of the names in which to register the shares of Series A Preferred Stock to be purchased at the Closing (which shall be the names of one or both of the Purchasers or their nominees) and the number of shares to be purchased by each Purchaser (which numbers, when added together, shall equal 1,350,000). At the Closing, the Company shall deliver to the Purchasers certificates representing the Purchased Shares, duly registered in the name of each Purchaser or its nominee (as set forth in the Allocation Notice), and the Purchasers shall deliver to the Company the aggregate purchase price
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therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchasers at least two Business Days before the Closing.

         2.4 Option. (a) Subject to all of the terms and conditions of this Agreement, the Purchasers grant an option (the "Option") to the Company to sell 650,000 shares of Series B Preferred Stock (the "Option Shares") to the Purchasers at the same price per share as the Purchasers shall pay for the Purchased Shares. The Option may be exercised, in whole but not in part, at any time, upon written notice (the "Option Notice") by the Company to the Purchasers no later than 12:00 noon, local time on or before the date that is the earlier of September 30, 1999 or ten months after the Closing Date, setting forth the aggregate number of Option Shares to be sold and the time and date for such sale (the "Option Closing Date"), which date shall be at least 15 and no more than 20 Business Days after the date the Option Notice is delivered. Not less than two Business Days prior to the Option Closing (as defined below), the Purchasers shall advise the Company in writing (the "Option Allocation Notice") of the names in which to register the shares of Series B Preferred Stock to be purchased at the Option Closing (which shall be the names of one or both of the Purchasers or their nominees) and the number of shares of Series B Preferred Stock to be purchased by each Purchaser.

                  (b) On the Option Closing Date, the purchase and issuance of the Option Shares (the "Option Closing") shall take place at the offices specified in Section 2.3, at the time and date specified in the Option Notice. At the Option Closing, the Company shall deliver to the Purchasers certificates representing the Option Shares, duly registered in the name of each Purchaser or its nominee (as set forth in the Option Allocation Notice), and the Purchasers shall deliver to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchasers at least two Business Days before the Option Closing Date.

                  (c) The obligations of the Purchasers to purchase the Option Shares at the Option Closing are subject to satisfaction of the following conditions at or prior to the Option Closing (unless expressly waived in writing by the Purchasers at or prior to the Option Closing):

                           (i) the representations and warranties of the Company
set forth in Sections 3.1, 3.3, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10(a), 3.10(b) (other than with respect to Federal Communications Commission ("FCC") approvals), 3.13 and 3.14 of this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) with the same force and effect as though made on and as of the Option Closing Date, and the Company shall have delivered to the Purchasers a certificate, dated the date of the Option Closing Date and signed by an executive officer of the Company, to the foregoing effect; and
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                                                                               9


                           (ii) the conditions specified in Sections 7.2, 7.4,
7.5 and 7.6 of this Agreement.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows:

         3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

         3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization. Except as disclosed on Schedule 3.2, all of the issued and outstanding capital stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of such Subsidiary.

         3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Contemplated Transactions, including, without limitation, the sale, issuance and delivery of the Purchased Shares and the Option Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of its Subsidiaries; and (c) do not violate or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any Requirement of Law applicable to the Company or its Subsidiaries. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default or change of control under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or its Subsidiaries or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries.

         3.4 Governmental Authorization; Third Party Consents. Except for the approvals and consents as listed on Schedule 3.4 hereto (collectively, the "Required Consents"), no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares or the Option Shares) by the Company, or enforcement against the Company, of this Agreement or the Contemplated Transactions.

         3.5 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         3.6 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of November 6, 1998 (a) 23,145,104 shares were issued and outstanding and (b) 13,252,221 shares were reserved for issuance upon the exercise of outstanding stock options, warrants to purchase Common Stock and conversion of outstanding shares of Series C Preferred Stock and shares of Series C Preferred Stock issuable pursuant to warrants to purchase Series C Preferred Stock, and (ii) 50,000,000 shares of Preferred Stock, of which 1,476,516 shares of Series C Preferred Stock were issued and outstanding as of November 6, 1998. Each share of Series C Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series C Preferred Stock (without accrued and unpaid dividends) by $18 (as adjusted from time to time). The Company has previously provided the Purchasers with a true and correct list of all outstanding options or warrants to purchase shares of any class or series of capital stock of the Company other than Series C Preferred Stock (collectively, the "Company Options"), a true and correct list of all outstanding options or warrants to purchase Series C Preferred Stock (collectively, the "Series C Warrants") and a true and correct list of each of the Company's stock option, incentive or other plans pursuant to which options or warrants to purchase capital stock of the Company may be issued, including any such plan adopted as of the date hereof but which remain subject to stockholder approval (collectively, the "Existing Plans"). Except (a) as set forth in this Section 3.6, (b) shares of Common Stock issued (i) pursuant to the exercise of outstanding Company Options or (ii) on the conversion of outstanding shares of
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                                                                              11


Series C Preferred Stock or shares of Series C Preferred Stock issuable upon the exercise of outstanding Series C Warrants and (c) options granted under Existing Plans, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of capital stock of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. The Company has not created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock or Series C Preferred Stock. None of the Company's outstanding debt or debt instruments provide voting rights with respect to the Company to the holders thereof. Other than Loral, which has waived its rights in connection with the Contemplated Transactions, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. All of the issued and outstanding shares of Common Stock and Series C Preferred Stock are, and the Purchased Shares (when issued hereunder) after payment of the purchase price therefor to the Company, will be, duly authorized, validly issued, fully paid and nonassessable.

         3.7 SEC Filings; Financial Statements. The Company has timely filed all SEC Reports. The SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and for the periods indicated, except that the unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         3.8 Absence of Certain Developments. Since December 31, 1997, except as described in the SEC Reports filed with the Commission prior to the date hereof (together with the draft quarterly report on Form 10-Q for the quarter ended September 30, 1998 delivered to the Purchasers prior to the date hereof), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). For purposes of this Agreement, "Material Adverse Effect" shall include any material adverse change in or affecting the technical feasibility of the Company's proposed satellite broadcast system (including, without limitation, its terrestrial repeater transmitter network or customer end-user components such as integrated circuits, adapters for existing radios and antennas), existing or proposed FCC approvals and proposed agreements with one or more consumer electronics manufacturers, in each case as may be required in connection with the Company's planned operations as described in the Company's SEC Reports filed as of the date hereof, but shall not include any change or prospective change which principally affects the date on which the Company will commence commercial operations but does not do any of the following: (a) affect the underlying technical feasibility of the Company's operations, (b) materially increase the total cost of achieving commercial operability or (c) affect the timing of any FCC approval.

         3.9 Compliance with Laws. None of the Company or its Subsidiaries is in material violation of any Requirement of Law to which it is subject.

         3.10 Licenses. The Company has no reason to believe that either (a) it will not finally obtain any license, permit, franchise or other authorizations necessary for it to conduct its business as described in the SEC Reports or (b) such license, permit, franchise or authorization will not be obtained on a timely basis.

         3.11 Litigation. Except with respect to certain filings made with the Federal Communications Commission by Primosphere, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

         3.12 Intellectual Property. The Company and its Subsidiaries own, free and clear of all Liens, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, "Intellectual Property") used or proposed to be used in or necessary for the conduct of its business as now conducted or as proposed to be conducted in the SEC Reports. The Company has not received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Company's Intellectual Property. To the best of the Company's knowledge, the business of the Company as presently conducted and as proposed to be conducted in the SEC Reports does not infringe upon or violate any Intellectual Property rights of others.

         3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Purchased Shares pursuant to this Agreement, assuming the accuracy of the Purchaser's representation contained in Section 4.5.

         3.14     Rights Agreement.

                  (a) The execution and delivery of this Agreement by the Company and the consummation of the Contemplated Transactions do not and will not (i) result in the ability of any person to exercise any Rights under the Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agreement"), (ii) enable or require the Rights (as defined in the Rights Agreement) to separate from the shares of Common Stock to which they are attached or to be triggered or become exercisable, (iii) cause any "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) to occur or (iv) prior to the Closing Date, cause either Purchaser to "beneficially own" (as such term is defined in the Rights Agreement) any shares of Common Stock.

                  (b) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) has occurred.

         3.15     Board Approval; Delaware GCL 203; Stockholder Approval.

                  (a) The Board of Directors, at a meeting duly called and held, has determined the Contemplated Transactions to be advisable and in the best interests of the Company and its stockholders and has approved each of the Contemplated Transactions and has resolved to recommend that the stockholders vote to approve or consent to each Contemplated Transaction.

                  (b) The Company has taken all action necessary to cause the restriction contained in Section 203 of the Delaware GCL to be inapplicable to the Contemplated Transactions and to approve the Purchasers becoming "interested stockholders" within the meaning of Section 203 of the Delaware GCL.

                  (c) The affirmative approval, by vote or written consent, of the holders of shares of Common Stock representing a majority of the votes that may be cast by holders of all of the outstanding shares of Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to the consummation of the Contemplated Transactions.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company as follows as to itself:

         4.1 Existence and Power. Such Purchaser (a) is duly organized and validly existing as a limited partnership under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the Contemplated Transactions (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, except for such violation, conflict, breach or Lien which will not result in a material adverse effect on such Purchaser's ability to consummate the Contemplated Transactions.

         4.3 Governmental Authorization; Third Party Consents. Except for the Required Consents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser, or enforcement against such Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

         4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

         4.5 Purchase for Own Account. The Purchased Shares and, if applicable, the Option Shares are being acquired by such Purchaser for its own account and with no intention of distributing or reselling such Purchased Shares, Option Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or, if applicable, Option Shares under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. Such Purchaser understands and agrees that if such Purchaser should in the future decide to dispose of any Purchased Shares or Option Shares, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing such Purchased Shares and Option Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         4.6 Sufficient Funds. The partners of each Purchaser are obligated, upon notice, to provide sufficient funds to such Purchaser to purchase the Purchased Shares in accordance with the terms of this Agreement and to perform its obligations hereunder and on the Closing Date, each Purchaser will have available funds sufficient to purchase the Purchased Shares in accordance with the terms of this Agreement and to perform its obligations hereunder.


                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         5.1 Conduct of Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in a manner such that the representations and warranties contained in Article 3 shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchasers prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 2.4(c) or Section 7.1.

         5.2 Indemnification of Brokerage. The Company represents and warrants to the Purchasers that, except for Merrill Lynch & Co., Libra Investments and Batchelder & Partners, no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company or its Subsidiaries in connection with this Agreement or the Contemplated Transactions, and that, except for fees to Batchelder & Partners, Inc., Merrill Lynch & Co. and Libra Investments (the

"Seller's Fee"), which fees have previously been disclosed to the Purchasers in writing, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of the Subsidiaries or any action taken by the Company or any of its Subsidiaries. The Company agrees to pay the Seller's Fee and to indemnify and hold harmless the Purchasers from any Claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company or any of its Subsidiaries and to bear the cost of legal expenses incurred in defending against any such claim.

         5.3 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchasers may reasonably request, all to the extent required to enable the Purchasers to sell the Common Stock into which the Purchased Shares and, if applicable, the Option Shares may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

         5.4 Stockholder Approval. As promptly as possible following the execution of this Agreement, the Company shall seek to obtain approval of the Contemplated Transactions from its stockholders and, in connection therewith, shall make such filings and prepare and distribute to its stockholders such documents, shall inform the stockholders that the Board of Directors has determined the Contemplated Transactions to be advisable and in the best interests of the Company and its stockholders, shall recommend that the stockholders approve the Contemplated Transactions, and shall take all such other action as shall be necessary to complete the Contemplated Transactions.

         5.5 Rights Agreement and Board Approval. (a) On or before the Closing Date, the Company shall amend its Rights Agreement to provide that neither of the Purchasers shall be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) by virtue of the acquisition and ownership by itself and the other Purchaser of (i) Purchased Shares; (ii) Options Shares;
(iii) additional shares of Series A Preferred Stock or Series B Preferred Stock issued as dividends upon the Purchased Shares or Option Shares; (iv) any shares of Common Stock acquired upon conversion of any of the shares referred to in clauses (i), (ii) or (iii); and (v) a number of additional shares of Common Stock equal to 1% of the total number shares of Common Stock outstanding at any time.

         5.6 Convertible Debt Indenture. The Company and the Purchasers shall cooperate in good faith to agree prior to Closing upon terms for a form of Convertible Debt Indenture (as defined in Exhibit A and Exhibit B hereto) on mutually satisfactory terms. In the event such a form is agreed upon prior to Closing, such form shall be attached as Exhibit D hereto.

                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

         6.1 Indemnification of Brokerage. The Purchasers represent and warrant to the Company that no Broker has acted on behalf of any Purchaser in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any Purchaser, or any action taken by any Purchaser. The Purchasers agree to indemnify and hold harmless the Company from any Claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of any Purchaser, and to bear the cost of legal expenses incurred in defending against any such claim.

         6.2 Lock-Up Agreement. At any time prior to the earlier of (a) November 13, 2001 and (b) the date that the Purchasers cease collectively to beneficially own 10% or more of the Common Stock, the Company and its underwriters, by written notice from the Company and its lead underwriter to the Purchasers (a "Lock-up Request"), given as provided herein on or after the time of the initial filing with the Commission of any registration statement (other than a registration statement relating to an offering described in Section 9.1) with respect to any offering of Common Stock or securities convertible into Common Stock (the "Offering"), may request that the Purchasers agree not to offer, sell or transfer any of the Purchased Shares and, if applicable, the Option Shares, or engage in any hedging or similar transactions with respect to the Purchased Shares and, if applicable, the Option Shares, during the 180-day period (the "Lock-up Period") beginning on a date specified in the Lock-up Request, which date may be as early as five (5) Business Days prior to the expected effective date (but no later than the effective date) with respect to the registration statement for the Offering, and each Purchaser agrees to consent to and be bound by the restrictions specified in any such Lock-up Request; provided, however, that such a lock-up agreement with respect to any Offering shall not prevent any Purchaser from selling Purchased Shares which it is entitled to sell in such Offering pursuant to Section 9.2 if it shall have made the request specified therein. The foregoing notwithstanding, no Lock-up Request shall be effective and binding upon the Purchasers unless a similar lock-up is imposed upon all other Persons beneficially owning 10% or more of the Common Stock with respect to which the Company then has the power to request or impose such lock-up. Any such lock-up imposed upon any other Person shall be for the shorter of (i) the Lock-up Period and (ii) the maximum period the Company has the right or power to impose upon such other Person. The Lock-up Period may be terminated as to the Purchasers on written notice from either the Company or the lead underwriter of the Offering, and automatically shall be terminated immediately as to the Purchasers in the event it is terminated as to any other Person (including the Company and its Affiliates) or any other Person is otherwise released from any lock-up obligations with respect to the Offering. The Company shall specify the expected effective date of any Offering by notice to the Purchasers given not later than two (2) Business Days prior to the beginning of the Lock-up Period. Each Purchaser shall cause each Person to whom it Transfers, in one or a series of related transactions, the equivalent of 1,000,000 or more shares of Common Stock (assuming conversion of the Series A Preferred Stock and Series B Preferred Stock) to execute and deliver to the Company a letter agreement pursuant to which such transferee agrees (and to cause each other Person to whom it Transfers any shares of Common Stock if, after giving effect to such Transfer, such Person, together with its Affiliates, would beneficially own 1,000,000 or more shares of Common Stock (assuming conversion of Series A Preferred Stock and Series B Preferred Stock) to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Section 6.2 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchaser.

         6.3 Short Sales and Derivatives. The Purchasers represent and warrant that neither Purchaser maintains a short position in the Common Stock nor beneficially owns, directly or indirectly, any put, or any other instrument intended to have the same economic effect as a put, on the Common Stock. Each Purchaser represents that, at all times prior to the date which is the second anniversary of the Closing Date, the Purchasers shall not maintain any short position in the Common Stock or purchase any put, or any other instrument intended to have the same economic effect as a put, on the Common Stock.

         6.4 Convertible Debt Indenture. The Company and the Purchasers shall cooperate in good faith to agree prior to Closing upon terms for a form of Convertible Debt Indenture (as defined in Exhibit A and Exhibit B hereto) on mutually satisfactory terms. In the event such a form is agreed upon prior to Closing, such form shall be attached as Exhibit D hereto.


                                    ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

         The obligations of the Purchasers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchasers:

         7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchasers a certificate, dated the date of the Closing and signed by an executive officer of the Company, to the foregoing effect.

         7.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with evidence reasonably satisfactory to it that such Required Consents have been granted and obtained.

         7.3 Filing of Certificates of Designation. The Certificate of Designation of the Series A Preferred Stock in the form attached hereto as Exhibit A and the Certificate of Designation of the Series B Preferred Stock in the form attached hereto as Exhibit B shall have been filed in the Office of the Secretary of State of Delaware in accordance with Section 242 of the Delaware GCL.

         7.4 Opinion of Counsel to the Company. The Purchasers shall have received the legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, dated the Closing Date, addressed to the Purchaser, to the effect set forth in Exhibit C.

         7.5 HSR Act. Any Person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         7.6 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transactions.

                  (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.


                                    ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

         The obligation of the Company to enter into and complete the Closing and the Option Closing, if applicable, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

         8.1 Representations and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Purchasers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and the Purchasers shall have delivered to the Company a certificate, dated the date of the Closing and signed by a general partner of each Purchaser, to the foregoing effect.

         8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect.

         8.3 HSR Act. Any Person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         8.4 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transactions.

                  (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.


                                    ARTICLE 9

                               REGISTRATION RIGHTS

         9.1 Requested Registration. (a) If, at any time after the date which is the second anniversary of the Closing Date, the Company shall receive from holders of Series A Registrable Securities or Purchased Shares representing, in the aggregate, at least 50% of the Series A Registrable Securities (which calculation shall include all Series A Registrable Securities then outstanding and all Series A Registrable Securities into which all Purchased Shares then outstanding may be converted), a written request (which shall specify whether the distribution will be made by means of an underwriting) that the Company effect a registration (a "Demand Notice") with respect to all or a part of the Series A Registrable Securities, which Demand Notice shall request registration of not less than 1,000,000 shares of Common Stock, the Company will, as soon as practicable, use its best efforts to effect such registration under the Securities Act (which shall be a "shelf" Registration Statement pursuant to Rule 415 under the Securities Act (or a successor provision), if so requested by the Holders of a majority of the Series A Registrable Securities specified in the Demand Notice and if the Company is eligible therefor at such time) as may be so requested and as would permit or facilitate the sale and distribution of the Series A Registrable Securities as are specified in such request. After the Company has effected two (2) such registrations pursuant to this Section 9.1(a), the related Registration Statements have been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this Section 9.1(a).

                  (b) If, at any time after the date which is the second anniversary of the Closing Date, the Company shall receive from holders of Series B Registrable Securities or Option Shares representing, in the aggregate, at least 50% of the Series B Registrable Securities (which calculation shall include all Series B Registrable Securities then outstanding and all Series B Registrable Securities into which all Option Shares then outstanding may be converted), a Demand Notice with respect to all or a part of the Series B Registrable Securities, which Demand Notice shall request registration of not less than 1,000,000 shares of Common Stock, the Company will, as soon as practicable, use its best efforts to effect such registration under the Securities Act (which shall be a "shelf" Registration Statement pursuant to Rule 415 under the Securities Act (or a successor provision), if so requested by the Holders of a majority of the shares specified in the Demand Notice and if the Company is eligible therefor at such time) as may be so requested and as would permit or facilitate the sale and distribution of the Series B Registrable Securities as are specified in such request. After the Company has effected one
(1) such registration pursuant to this Section 9.1(b), the related Registration Statement has been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this
Section 9.1(b).

                  (c) Notwithstanding any other provision of this Section 9.1, if the Company shall furnish to Holders who have elected to exercise their rights under Sections 9.1(a) or 9.1(b) (each, an "Exercising Holder") a certificate signed by the President or the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for a Registration Statement to be filed pursuant to Section 9.1(a) or 9.1(b), as the case may be, and it is therefore desirable and in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of time after receipt of such request; provided, however, that the Company may not make such a request more than twice in any 12-month period and the aggregate period of time during which the Company may defer such filing shall not exceed 90 days.

                  (d) If the Company or any stockholder, other than an Exercising Holder, wishes to offer any of its securities in connection with any registration initiated pursuant to this Section 9.1 other than pursuant to any "piggy back" or other similar registration rights granted by the Company prior to the date hereof, no such securities may be offered by the Company or such other stockholder without the consent of the Holders of a majority of the Series A Registrable Securities and Series B Registrable Securities (either referred to herein as "Registrable Securities") specified in the Demand Notice related to such offering.

                  (e) In connection with any underwritten offering pursuant to this Section 9.1, Exercising Holders shall have the right to select the underwriter or underwriters, which shall be a nationally recognized investment banking firm or firms reasonably acceptable to the Company.

         9.2 Company Registration. (a) If the Company shall determine to register any shares of Common Stock for the account of a security holder or holders or otherwise (other than a registration relating solely to employee benefit plans, or a registration relating solely to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company will promptly deliver to each of the Holders a written notice thereof of such proposed transaction at least 20 Business Days prior to the filing of a Registration Statement and include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in written requests made by Holders within ten Business Days after receipt of the written notice from the Company described above. Each Holder shall be entitled to have its shares included in an unlimited number of registrations pursuant to
Section 9.2.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.2(a). In such event, the right of each Holder to registration pursuant to
Section 9.2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Holders shall have elected to exercise their rights under Section 9.2(a), they shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if the representative determines and so advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holders. In such an event, the number of Registrable Securities that may be included in the registration and underwriting by the Holders shall be reduced, on a pro rata basis (based on the number of shares of Common Stock held by each such Holder (counting shares of Series A Preferred Stock and Series B Preferred Stock on an as-converted-to-common basis) and each other Person (other than the Company) registering shares under such registration), by such minimum number of shares as is necessary to comply with such limitation. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         9.3 Transferability. Each Transferee wishing to participate as a Holder in any registration pursuant to Section 9.1 or 9.2 shall, prior thereto, execute and deliver to the Company a letter agreement in form and substance satisfactory to the Company pursuant to which such Transferee agrees (and to cause each other Person to whom it assigns its registration rights under this
Article 9 to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Article 9 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchaser.

         9.4 Expenses of Registration. In connection with any registration pursuant to Section 9.1 or Section 9.2, the Company shall pay all registration, filing and NASD fees, all fees and expenses of complying with securities or "blue sky" laws; provided, however, that each Holder shall pay its pro rata share of any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based on offering proceeds to be received by it). In any registration pursuant to Section 9.1 or Section 9.2, the Company shall be responsible for the fees and disbursements of counsel for the Company, its independent public accountants and any expert retained by the Company in connection with any such registration and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities.

         9.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Article 9, the Company will:

                  (a) furnish to the Exercising Holders prior to the filing of the requisite Registration Statement copies of drafts of such Registration Statement as is proposed to be filed (and give such holders and their counsel a reasonable opportunity to comment on such documents), and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Exercising Holders may reasonably request from time to time in order to facilitate its distribution;

                  (b) notify the Exercising Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to the Exercising Holders and their counsel copies of any comments received by the SEC;

                  (c) notify the Exercising Holders, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                  (d) advise the Exercising Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                  (e) use all reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Exercising Holders (or the managing underwriter, in the case of underwritten offerings) reasonably request; provided that the Company shall not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

                  (f) use all reasonable efforts to cause the Registrable Securities included in the Registration Statement to be listed on any securities exchange or authorized for quotation on any national quotation system on which any of the Common Stock is then listed;

                  (g) notify the Exercising Holders, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (h) enter into customary agreements (including without limitation, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Registration Statement;

                  (i) in the case of a Registration Statement filed pursuant to
Section 9.1 involving a shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such shelf Registration Statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) two years (exclusive of any period during which the distribution is postponed pursuant to Section 9.1), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement;

                  (j) make available, upon reasonable prior notice and during normal business hours in New York City, for inspection by Exercising Holders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Exercising Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees, upon reasonable prior notice and during normal business hours in New York City, to supply all relevant information reasonably requested by the Exercising Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

                  (k) request the Company's independent public accountants to provide to the underwriters, if any, and the Exercising Holders, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with public offerings; and

                  (l) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering.

         9.6 Indemnification. (a) The Company will indemnify each Exercising Holder, each of its officers and directors, and each Person controlling such Exercising Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Article 9, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Exercising Holder, each of its officers and directors, and each Person controlling such Exercising Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished in writing to the Company by such Exercising Holder with respect to such Exercising Holder and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified

Exercising Holder and shall survive the transfer of the Registrable Securities by the Exercising Holder.

                  (b) Each Exercising Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to the such Exercising Holder contained in any such registration statement, prospectus or other document made by such Exercising Holder, or any omission (or alleged omission) to state therein a material fact with respect to such Exercising Holder required to be stated therein or necessary to make the statements by such Exercising Holder therein not misleading, and will reimburse the Company and such other directors, officers, partners, persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished in writing to the Company by such Exercising Holder with respect to such Exercising Holder and stated to be specifically for use therein; provided, however, that the obligations of such Exercising Holder hereunder shall be limited to an amount equal to the proceeds to such Exercising Holder of securities sold as contemplated herein.

                  (c) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         9.7 Each Exercising Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section

9.5(f) hereof, such Exercising Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 9.5(f) hereof, and, if so directed by the Company, such Exercising Holder will deliver to the Company (at the Company's expense), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.


                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

         10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) by either the Purchasers or the Company if the Closing shall not have occurred before the Termination Date (as defined below); provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Closing to occur on or before such date. The "Termination Date" shall be January 31, 1999, unless the failure of any condition to any party's obligation to consummate the Closing as of such date shall be caused by the failure of any Governmental Authority to grant any approval, authorization or consent required for consummation of the Contemplated Transactions or the failure to expire of the applicable waiting periods under the HSR Act, in which cases the Termination Date shall be March 31, 1999; or

                  (b) at the election of the Purchaser, if prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company;

                  (c) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchasers' representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchasers;

                  (d) at the election of the Company or the Purchaser, if any legal proceeding is commenced and pending by any Governmental Authority seeking to prevent the consummation of the Closing or any other Contemplated Transaction and the Company or the Purchaser, as the case may be, reasonably and in good faith deems it impracticable or inadvisable to proceed in view of such legal proceeding; or

                  (e) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers.

         If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

         10.2 Survival After Termination. If this Agreement terminates pursuant to Section 10.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5.2 and 6.1, this Section 10.2 and Sections 11.2, 11.8 and 11.10 shall survive any termination of this Agreement.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 HSR Approval. Promptly upon execution and delivery (and in any event within three (3) Business Days of the date) of this Agreement, the Purchasers and the Company will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, a notification with respect to the Contemplated Transactions pursuant to the HSR Act, supply all information requested by Governmental Authorities in connection with the HSR Act notification and cooperate with each other in responding to any such request.

         11.2 Expenses. Each of the Company and each Purchaser shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

         11.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery or sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

                     (a)           if to the Company:

                                   CD Radio Inc.
                                   1180 Avenue of the Americas
                                   14th Floor
                                   New York, New York  10036
                                   Attention:   Patrick L. Donnelly
                                   Telecopy:    (212) 899-5036

                                   with a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York  10019-6064
                                   Attention:   Mitchell S. Fishman
                                   Telecopy:    (212) 757-3990

                     (b)           if to the Purchasers:

                                   c/o Apollo Management, L.P.
                                   1301 Avenue of the Americas, 38th Floor
                                   New York, NY 10019
                                   Attention:   Marc J. Rowan
                                   Telecopy:    (212) 261-4071

                                   with a copy to:

                                   Wachtell, Lipton, Rosen & Katz
                                   51 West 52nd Street
                                   New York, New York 10019
                                   Attention:   David A. Katz
                                   Telecopy:    (212) 403-2000

Any party may by notice given in accordance with this Section 11.3 designate another address or person for receipt of notices hereunder.

         11.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that prior to the Closing, either Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of the Purchasers that is an investment fund managed or advised by Apollo Management, L.P.

         11.5     Amendment and Waiver.

                  (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

         11.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

         11.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         11.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.11 Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions and obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person.

         11.12 Public Announcements. Except to the extent required by law or the regulations of any national securities exchange or the Nasdaq National Market, neither party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the other, and, during the period from the date hereof until thirty (30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                  CD RADIO INC.


                                  By:     /s/ Patrick L. Donnelly
                                          -----------------------
                                  Name:   Patrick L. Donnelly
                                  Title:  Executive Vice President and
                                          General Counsel


                         APOLLO INVESTMENT FUND IV, L.P.

                                  By: Apollo Advisors, IV, L.P., its general partner

                                  By:     Apollo Capital Management IV,
                                          Inc., its general partner


                                  By:     /s/ Andrew Africk
                                          -----------------
                                          Andrew Africk
                                          Vice President


                        APOLLO OVERSEAS PARTNERS IV, L.P.

                                  By: Apollo Advisors, IV, L.P., its general partner

                                  By:     Apollo Capital Management IV,
                                          Inc., its general partner


                                  By:     /s/ Andrew Africk
                                          -----------------
                                          Andrew Africk
                                          Vice President

                                  SCHEDULE 3.2

                           Subsidiaries of the Company
                           ---------------------------


                                                     Jurisdiction of
Name                                                  Incorporation
----                                                  -------------
Satellite CD Radio, Inc. 1/                              Delaware

--------
1/ All of the stock of this Subsidiary is pledged to secure the Company's outstanding 15% Senior Secured Discount Notes due 2007.

                                                                    SCHEDULE 3.4
                                                                    ------------

                                Required Consents
                                -----------------

1.       The filings required under the HSR Act.

2. Waiver by Loral Space & Communications Ltd. of its rights under Sections 5.2(b) and 5.3 of the Stock Purchase Agreement dated August 5, 1997 by and among CD Radio Inc., David Margolese and Loral Space & Communications Ltd. in respect of the Contemplated Transactions.

3. Approval by the stockholders of the Company of the Contemplated Transactions in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.